EXHIBIT 6.21

                                 BIOFIELD CORP.
                             SHARE OPTION AGREEMENT


                                         Date of Grant:  As of ________________
                                         No. of Shares:  _______________________


         1. Grant of Option. Biofield Corp., a Delaware corporation (the "Company"), hereby grants to (the "Optionee"), the following option (the "Option") to purchase, upon the terms and conditions hereinafter set forth and in the Company's 1996 Stock Option Plan (the "Plan"), an aggregate of shares (subject to adjustment as hereinafter provided) of the Company's common stock, par value $.001 per share (the "Stock") at an exercise price equal to $____ per share (the "Exercise Price"). It is understood that the Option [is] [is not] intended to constitute an incentive stock option as that term is defined in
Section 422A of the Internal Revenue Code of 1986, as amended.

         2. Exercise Period. The Optionee becomes exercisable with respect to an aggregate of __________________ shares covered by the Option upon the occurrence of each Stock Option Milestone as set forth in Exhibit A hereto and in accordance with the vesting provisions set forth in the Plan.

               Notwithstanding the foregoing, so long as the Optionee is an employee of the Company, all unexercisable Options shall become immediately exercisable upon the sale of all or substantially all of the assets of the Company, or upon the merger, consolidation or combination of the Company with another company in which the Company is not the surviving company.

               Once exercisable, the Option may be exercised by the Optionee in any order, and for any number of shares up to the total number of shares as to which the Option has become exercisable, less the number of shares as to which the Option has previously been exercised, at any time until the termination or expiration of the Option.

               Unless earlier terminated as provided herein and in the Plan, the Option shall expire and terminate on ________________________.

         3. Procedure for Exercise. The Optionee may exercise the Option in whole or in part, but not as to any fractional shares, by surrender of the Option, properly endorsed if required, at the principal office of the Company, and by delivering by certified check or bank check the aggregate Exercise Price for the number of shares to be purchased pursuant to such exercise. At the time of exercise, the Optionee shall deliver a letter to the Company agreeing that the Optionee is purchasing the Stock for investment purposes and not with a view to distribution otherwise than in compliance with the Securities Act of 1933,

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and agreeing not to offer to sell, sell or otherwise dispose of any of such shares acquired by the Optionee pursuant to the Option in violation of the Securities Act or any applicable state securities laws. The Stock purchased shall be deemed to be issued to the Optionee on and as of the date on which the Option is surrendered and payment is made for the Stock. Certificates representing the Stock purchased shall be delivered to the Optionee promptly, which usually is within ten days after the rights represented by the Option have been properly exercised. Unless the Option shall have expired or shall have been fully exercised, a new Share Option Agreement in the same form as this Share Option Agreement representing any number of shares for which the Option shall not have been exercised, shall also be delivered to the Optionee within that time.

         4. Shares to be Fully Paid; Reservation. The Company covenants and agrees that when issued and paid for in accordance with the terms of this Share Option Agreement, the shares of common stock underlying the Option shall, on issuance, be fully paid and nonassessable and free from all taxes, liens and charges related to the issuance of the shares. The Company further covenants and agrees that during the period within which the rights represented by the Option may be exercised, the Company shall, at all times, have authorized and reserved for the purpose of issuance or transfer on exercise of the Option a sufficient number of shares subject to the Option to provide for its exercise.

         5. Adjustment of Number of Option Shares. The number of shares purchasable upon the exercise of the Option shall be subject to adjustment if the Company shall (i) pay a dividend in shares of Stock or make a distribution in shares of Stock, (ii) subdivide (by means of stock split or otherwise) its outstanding shares of Stock, (iii) combine or reduce (by means of reverse stock split or otherwise) its outstanding shares of Stock, or (iv) issue by reclassification of its shares of Stock other securities of the Company. The Exercise Price and number of shares issuable upon exercise of the Option immediately prior thereto shall be proportionately adjusted so that the Optionee shall be entitled to receive upon payment of the aggregate Exercise Price the number of shares of the Company which the Optionee would have owned or would have been entitled to receive, after the happening of any of the events described above, had the Option been exercised immediately prior to the happening of any of the events described or any record date with respect thereto. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         6. Legend. The Optionee consents to the placement of any legend required by applicable state securities laws and of the following legends on each certificate representing the Stock:

         "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, EXCHANGED OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT IS THEN IN EFFECT WITH RESPECT THEREOF, OR A WRITTEN OPINION FROM COUNSEL ACCEPTABLE TO THE ISSUER HAS BEEN OBTAINED TO THE EFFECT THAT NO SUCH REGISTRATION IS REQUIRED.THEREWITH."

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                 [INSERT APPLICABLE STATE SECURITIES LAW LEGEND]

         7. Assignment. The Option, without the prior written consent of the Company, may not be assigned or otherwise transferred other than by will or the laws of descent and may be exercised during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative.

         8.    Termination.
               -----------

               (a) Except as provided in paragraphs 8(b), 8(c) and 8(d) below, if the Optionee ceases to be employed by the Company for any reason other than "termination for cause" (as such term is defined in the Plan), the portion of unexercised Option that is exercisable at the time of such termination of employment may thereafter be exercised during the three-month period following such termination unless the Option by its terms expires before such date.

               (b) If the Optionee dies during the Optionee's employment by the Company or during the three-month period immediately following such employment, the portion of unexercised Option that is exercisable at the time of the Optionee's death may thereafter be exercised during the twelve-month period following the Optionee's death unless the Option by its terms expires before such date.

               (c) If the Optionee becomes "totally disabled" (as such term is defined in the Plan) during the Optionee's employment by the Company or during the twelve-month period following such employment, the portion of unexercised Option that is exercisable at the time such total disability is deemed to have occurred may thereafter be exercised during the twelve-month period following the date such "total disability" is deemed to have occurred unless the Option by its terms expires before such date.

               (d) If the Optionee ceases to be employed by the Company as a result of a "termination for cause", the Option shall expire immediately upon the event resulting in "termination for cause" and the Optionee shall thereafter have no further right to purchase any Stock pursuant to the Option.

         9. No Shareholder Rights. The Optionee shall have no rights as a shareholder of the Company with respect to shares of Common Stock covered by this Option until payment for such shares shall have been made in full and until the date of issuance of a stock certificate for such shares.

         10.   Miscellaneous.
               -------------

               (a) This Agreement shall be construed in accordance with, and governed by, the laws of the State of Delaware (without giving effect to principles of conflicts of law).

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               (b)    This Agreement may only be modified by a writing signed by each of the parties hereto.

               (c) All notices hereunder shall be in writing and if to the Company, shall be delivered personally to the Secretary of the Company or mailed, by certified mail, return receipt requested or by guaranteed next business day delivery service to its principal office, addressed to the attention of the Secretary, and if to the Optionee, shall be delivered personally or mailed, by certified mail, return receipt requested or by guaranteed next business day delivery service to the address noted on the signature page of this Share Option Agreement. Either party may change its address for receipt of notices by advising the other party of such change in writing in accordance with the preceding sentence.

               (d) This Agreement may be executed in one or more counterparts, each of which shall be an original, and both of which shall together constitute one and the same instrument.

               (e) This Agreement and the Plan set forth the entire agreement between the Company and the Optionee with respect to the subject matter hereto and supercedes all prior understandings, whether oral or written.

               (f) The Optionee acknowledges receipt of the attached copy of the Company's 1996 Stock Option Plan, and agrees to be bound by all of the terms and conditions thereof.

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                      IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of this______ day of _______________________.


                                       BIOFIELD CORP.


                                       By: /s/ NANCY PATTERSON
                                           -------------------------------------
                                           Nancy Patterson


                                       Address:

                                       _________________________________________

                                       _________________________________________


                                       Social Security Number:

                                       _________________________________________

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                                    EXHIBIT A
                                    ---------

                            STOCK OPTIONS MILESTONES

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